Exhibit 32

Certification of Co-Chief Executive Officers and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Charles D. Schmalz, President, Chief Executive Officer and Chief Financial Officer of EWSB Bancorp, Inc. (the “Company”), certifies in his capacity as an officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Report”) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2025	/s/ Charles D. Schmalz
Charles D. Schmalz
President, Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.